Exhibit 23(i)

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in (a) the Registration Statements (Form S-8 No. 333-85657, Form S-8 No. 33-57131, Form S-8 No. 33-62968, Form S-8 No. 33-33958, Form S-8 No. 33-20069) pertaining to the Moog Inc. Savings and Stock Ownership Plan, (b) the Registration Statement (Form S-8 No. 333-73439) pertaining to the Moog Inc. 1998 Stock Option Plan, (c) the Registration Statement (Form S-3 No. 333-107586) of Moog Inc. and in the related Prospectus, (d) the Registration Statement (Form S-8 No. 333-111107) pertaining to the Moog Inc. 2003 Stock Option Plan, and (e) the Registration Statement (Form S-3 No. 333-113698) of Moog Inc. and in the related Prospectus, of our report dated November 1, 2004 with respect to the consolidated financial statements and financial statement schedules of Moog Inc. included in the Annual Report (Form 10-K) for the year ended September 25, 2004.

                                                                                                                /s/ Ernst & Young LLP

Buffalo, New York
December 6, 2004